CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                           CHARLES SCHWAB & CO., INC.


         Charles R. Schwab and Charmel Huffman certify that:

         1. They are the Chairman of the Board and Assistant Secretary, respectively, of Charles Schwab & Co., Inc., a California corporation (this "Corporation").

         2. Article 7 shall be added to this Corporation's Articles of Incorporation to read in its entirety as follows:

         "7.      The liability of the directors of this corporation for
         monetary damages shall be eliminated to the fullest extent permissible under California law."

         3. Article 8 shall be added to this Corporation's Articles of Incorporation to read in its entirety as follows:

         "8. This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California General Corporation Law) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California General Corporation Law, subject only to the applicable limits set forth in Section 204 of the California General Corporation Law with respect to actions for breach of duty to this corporation and its shareholders."

         4. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

         5. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the Corporation is 4,050,296. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

         Each of the undersigned declares under penalty of perjury under laws of the State of California that the matters set forth in this certificate are true and correct to his and her own knowledge.

Dated:   October 26, 1988


                                                     /s/ CHARLES R. SCHWAB
                                                     ---------------------
                                                     Charles R. Schwab
                                                     Chairman of the Board


                                                     /s/ CHARMEL HUFFMAN
                                                     ---------------------
                                                     Charmel Huffman
                                                     Assistant Secretary